EXHIBIT 23.01

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-240302, 333-232761, 333‑226294, 333‑226293, 333‑226292, 333‑219432, 333‑212669, 333‑204278, 333‑197579, 333‑195771, 333‑194102, 333‑188452, 333‑188449, 333‑184595, 333‑174202, 333‑174201, 333‑174200, 333‑159486, 333‑150948, 333‑149877, 333‑145891, 333‑144972, 333‑135003, 333‑132754, 333‑132753, 333‑124025, 333‑119335, 333‑116681, 333‑115351, 333‑115349, 333‑108251, 333‑105492, 333‑105481, 333‑104720, 333‑103657, 333‑103250, 333‑102648, 333‑101693, 333‑88390, 333‑87674, 333‑85080, 333‑82044, 333‑75874, 333‑65116, 333‑56898, 333‑69589, 333‑33330, 333‑93609, 333‑85591, 333‑71717, 333‑65529, 333‑61029, 333‑34599, 333‑27109, and 333‑18963) of Cadence Design Systems, Inc. of our report dated February 22, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K, as amended.

/s/ PricewaterhouseCoopers LLP

San Jose, California
May 14, 2021